Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated January 20, 2004, (November 9, 2004, as to Notes 12 and 23) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to General Motors Acceptance Corporation’s consolidation of certain variable interest entities and the change in its method of accounting for goodwill and other intangible assets) appearing in this Current Report on Form 8-K of General Motors Acceptance Corporation in the following registration statements:

Registration
Form	Statement No	Description
S-3	333-111380	$12,000,000,000 General Motors Acceptance Corporation Demand Notes
S-3	333-109323	$20,000,000,000 General Motors Acceptance Corporation Medium-Term Notes
S-3	333-109287	$15,000,000,000 General Motors Acceptance Corporation SmartNotes
S-3	333-108533	$20,000,000,000 General Motors Acceptance Corporation Debt Securities or Warrants to Purchase Debt Securities

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Detroit, Michigan
November 9, 2004